

                                                                           EXHIBIT 11
                                                                      MIDDLESEX WATER COMPANY
                                                   STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                               Three Months Ended                               Twelve Months Ended
                                                      March 30,                                     March 30,

                                          1999                    1998                    1999                    1998
                                     Income      Shares      Income      Shares      Income      Shares      Income      Shares
                                 __________  __________  __________  __________  __________  __________  __________  __________
BASIC:
Income Before Preferred Stock
 Dividend Requirement           $ 1,493,209   4,902,005 $ 1,263,251   4,290,681 $ 6,751,184   4,504,617 $ 5,842,132   4,254,819
Less Preferred Stock Dividend
 Requirement                        (79,697)                (79,697)               (318,786)               (265,992)
                                 __________  __________  __________  __________  __________  __________  __________  __________
Earnings Applicable to Common
 Stock                          $ 1,413,512   4,902,005 $ 1,183,554   4,290,681 $ 6,432,398   4,504,617 $ 5,576,140   4,254,819

Basic Earnings Per Share of
 Common Stock                         $0.29                   $0.28                   $1.43                   $1.31
                                 __________              __________              __________               _________

DILUTED:
Earnings Applicable to Common
 Stock                          $ 1,413,512   4,902,005 $ 1,183,554   4,290,681 $ 6,432,398   4,504,617 $ 5,576,140   4,254,819
Convertible Preferred Stock
 $7.00 Series Dividend               26,042      89,286      26,042      89,286     104,167      89,286     104,307      89,372
Convertible Preferred Stock
 $8.00 Series Dividend               40,000     137,140      40,000     137,140     160,000     137,140     106,959      91,677
                                 __________  __________  __________  __________  __________  __________  __________  __________

Adjusted Earnings Applicable to
 Common Stock                   $ 1,479,554   5,128,431 $ 1,249,596   4,517,107 $ 6,696,565   4,731,043 $ 5,787,406   4,435,868

Diluted Earnings Per Share of
 Common Stock                         $0.29                   $0.28                   $1.42                   $1.30
                                 __________              __________              __________              __________

